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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our report dated March 15, 2000 (except with respect to the matter discussed in Note 17, as to which the date is March 27, 2000 and the matter discussed in Note 18, as to which the date is August 16, 2000) included in the Amedisys, Inc.'s Form 10-K for the year ended December 31, 1999 as amended by Form 10-K/A dated September 1, 2000 and to all reference to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


New Orleans, Louisiana
January 15, 2001